SCHEDULE 14A
                   (Rule 14a-101)
       Information Required in Proxy Statement
              Schedule 14a Information
  Proxy Statement Pursuant to Section 14(a) of the
           Securities Exchange Act of 1934

Filed by the Registrant    X
Filed by a party other than the Registrant

Check the appropriate box:

   _  Preliminary proxy statement
   X  Definitive proxy statement
   _  Definitive additional materials
   _ Soliciting Material pursuant to rule 14a-11(c) or Rule 14a-12 _ Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))



            Municipal Mortgage and Equity, L.L.C.

  (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

  X  No fee required.
  _  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

                  Preferred Shares
        Preferred Capital Distribution Shares

(2) Aggregate number of securities to which transaction applies:

               23,966 Preferred Shares
    12,718 Preferred Capital Distribution Shares

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:  No fee required.

    Fee paid previously with preliminary materials.
    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

        MUNICIPAL MORTGAGE AND EQUITY, L.L.C.



  The Board of Directors of Municipal Mortgage and Equity, L.L.C. (the "Company") would like to change the frequency of dividend payments to holders of Preferred Shares and Preferred Capital Distribution Shares from twice a year to four times a year. If this action is approved it means that rather than receiving dividend payments in February and August, you would receive dividend payments in or around February, May, August, and November of each year. The total annual amount to be paid to you would not change.

  To make this change, we need to amend the Company's Operating
Agreement.

  For Preferred Shareholders, this amendment will not take effect unless more than 50% of the Preferred Shares (both Series I and Series II combined) approve this amendment.

  Similarly, for Preferred Capital Distribution Shareholders, this amendment will not take effect unless more than 50% of the Preferred Capital Distribution Shares (both Series I and Series II combined) approve this amendment.

  Please take the time to indicate your consent by completing the enclosed ballot and mailing it to us by September 30, 1997. If you sign, date, and mail your ballot without indicating whether or not you consent to the amendment, we will count your ballot as consenting to the amendment. If you abstain or fail to return your ballot, we will count your ballot as not approving the amendment.

        ----YOUR VOTE IS VERY IMPORTANT----

  This Consent Solicitation Statement provides you with information about the proposed amendment as well as additional information about the Company required to be included in such statements by the Securities and Exchange Commission.

  We encourage you to read this document carefully.


 /s/ Mark K. Joseph
Mark K. Joseph
Chairman of the Board, Chief Executive Officer
and Chief Financial Officer
Municipal Mortgage and Equity, L.L.C.

               QUESTIONS AND ANSWERS
            ABOUT THE PROPOSED AMENDMENT

Q: Why does the Board of Directors want to change the frequency of my dividend payments from twice a year to four times a year?

A: We believe shareholders would like to receive more frequent payments of dividends. Recently, the Board of Directors changed the frequency of dividend payments on its two other classes of shares, the Growth
       Shares and the Term Growth Shares, from twice a year to four times a year. The Board believes it would be appropriate to make the same change for Preferred Shares and Preferred CD Shares.

Q: Will there be any change to the total annual amount of cash dividends I receive?

A: No. The total annual cash dividends you receive will be the same if the dividend payments are received four times a year rather than twice a year.

Q: Why are Preferred Shareholders and Preferred CD Shareholders voting separately on the proposed amendment?

A: The Preferred Shares and the Preferred CD Shares are separate classes of shares. Whenever the Board wants to take an action that will affect a class of shares, each class that would be affected needs to approve the action.

Q: I am a Preferred Shareholder and a Preferred CD Shareholder. Do I only need to send in one ballot?

A: If you own both Preferred Shares and Preferred CD Shares, you will receive two Ballots. The class of Preferred Shares and the class of Preferred CD Shares are voting separately on the proposed amendment. Therefore, in order for your shares to be counted in the correct class, please complete, sign and mail both Ballots. Attached to the Consent Solicitation is a Ballot on which you can vote to approve, not approve, or abstain from approving the proposed action.

Q: What is the difference between a Consent Solicitation Statement and a Proxy Statement?

A: A Proxy Statement is sent to shareholders before an annual or special meeting to tell shareholders what items will be voted on at the meeting. If the Board wants to put a proposed action before the shareholders without calling a meeting, they must send to shareholders a Consent Solicitation Statement, explaining the proposed action and recommending that shareholders approve the proposed action.

Q:     What do I need to do now?

A: Just mail your completed and signed Ballot in the enclosed return envelope as soon as possible so that your shares can be counted.
       Your Ballot must be received by September 30, 1997 to be counted unless the Board extends this date. The Board of Directors recommends that you approve the proposed amendment.

The date of this Consent Solicitation is June 30, 1997.

           CONSENT SOLICITATION STATEMENT

             Mailed on June 30, 1997 by
        MUNICIPAL MORTGAGE AND EQUITY, L.L.C.
          218 N. Charles Street, Suite 500
              Baltimore, Maryland 21201

          To Solicit Consents to Change the
       Frequency of Dividend Distributions to
the Holders of Series I and Series II Preferred Shares
                         and
the Holders of Series I and Series II Preferred Capital Distribution
         Shares from Semiannual Payments to Quarterly Payments



  This Consent Solicitation Statement, dated June 30, 1997 is being furnished to the holders of Series I and Series II Preferred Shares, no par value per share (the "Preferred Shares"), and the holders of Series I and Series II Preferred Capital Distribution Shares, no par value per share (the "Preferred CD Shares"), of Municipal Mortgage and Equity, L.L.C., a
Delaware limited liability company (the "Company"). The Board of Directors of the Company is soliciting the consent of the Preferred Shareholders and the Preferred CD Shareholders to an amendment (the "Proposed
Amendment") to the Company's Amended and Restated Certificate of
Formation and Operating Agreement (the "Operating Agreement").   The
form of the Proposed Amendment is set forth in full in Exhibit A.

  The Proposed Amendment would revise the Operating Agreement to provide for the payment of dividends on the Preferred Shares and the Preferred CD Shares quarterly rather than semiannually as currently is provided by the Operating Agreement. Under the Operating Agreement, action that may be taken at any annual or special meeting of Preferred Shareholders or Preferred CD Shareholders may be taken without a meeting, without prior notice and without a vote if written consents approving such action are given by holders of a majority of the issued and outstanding Preferred Shares and holders of a majority of the issued and outstanding Preferred CD Shares, voting separately. Abstentions will be deemed not to have consented to the Proposed Amendment. The Proposed Amendment will become effective if and when the required number of consents are received and a Certificate of Amendment is filed with the Secretary of State of Delaware.

  The close of business on June 17, 1997 has been fixed as the record date for determining the holders entitled to receive this Consent Solicitation Statement. All holders of record of the Company's Preferred Shares and Preferred CD Shares at that date are entitled to consent to, withhold consent to, or abstain from consenting to the Proposed Amendment. On June 17, 1997, there were 23,966 issued and outstanding shares of the Company's Preferred Shares and 12,718 issued and outstanding shares of the Company's Preferred CD Shares.

  The Company requests that consents be returned to the Company in the enclosed envelope as soon as practicable. In order to achieve the Company's objective of commencing quarterly distributions in or around November 1997 for the quarter ending September 30, 1997, Ballots must be received no later than September 30, 1997. Ballots received after that date will have no effect unless the Board of Directors determines to extend this date for up to three months. The Proposed Amendment, if approved, will be filed with the Secretary of State of Delaware promptly after that date.

  Any shareholder who has consented may revoke such consent by executing a Ballot bearing a later date or by delivering written notice of revocation of the Ballot to the Secretary of the Company at the Company's executive offices at any time prior to the Proposed Amendment's effectiveness. Consents or revocations of consents received after the filing of the Certificate of Amendment will have no effect. If no instructions are specified on a Ballot returned to the Company, shares represented thereby will be deemed to have consented to the Proposed Amendment.

  It is important that your shares be represented regardless of the number of shares you hold. Please complete, sign and mail the enclosed Ballot in the accompanying envelope, which requires no postage if mailed in the United States. If you hold shares in more than one name, or if your shares are registered in more than one way, you may receive more than one copy of this Consent Solicitation Statement. If so, please sign and return each of the Ballots you receive.

  The Preferred Shareholders and the Preferred CD Shareholders will vote separately, and only with respect to their own shares, on the Proposed Amendment. Each Preferred Share and each Preferred CD Share is entitled to one vote. The consent of more than 50% in interest of the total issued and outstanding Preferred Shares, voting as one class, is required to approve the Proposed Amendment with respect to the Preferred Shares. The consent of more than 50% in interest of the total issued and outstanding Preferred CD Shares, voting as one class, is required to approve the Proposed Amendment with respect to the Preferred CD Shares. If holders of one class do not approve the Proposed Amendment although holders of the other class approve the Proposed Amendment, the Proposed Amendment will change only the payment of dividends from semiannually to quarterly for the holders of the class that approved the Proposed Amendment. In that circumstance, the holders of a class that did not approve the Proposed Amendment would continue to receive their dividend payments semiannually.

  If the Proposed Amendment is approved, shareholders who objected to it will not have any appraisal, dissenters' or similar rights.

  The Company will bear the expense of preparing, printing and mailing this Consent Solicitation Statement. All expenses incurred in connection with this Consent Solicitation Statement will be allocated to the Preferred Shares and Preferred CD Shares. Certain directors, officers, representatives and employees of the Company may solicit consents by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of consents, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Banks, nominees, fiduciaries, brokers and other custodians will also be reimbursed by the Company for their reasonable expenses for sending the Consent Solicitation Statements to the beneficial owners of the Preferred Shares and the Preferred CD Shares.

  The Board of Directors unanimously recommends that the holders of the Preferred Shares and Preferred CD Shares vote FOR approval of the Proposed Amendment to the Operating Agreement.

  The Board believes that it is in the best interests of the Company and the holders of the Preferred Shares and the holders of the Preferred CD Shares that the payment of dividends on the Preferred Shares and Preferred CD Shares be changed from semiannual payments to quarterly payments.

  The Board recently changed the payment of dividends on the Company's Growth Shares and Term Growth Shares from semiannually to quarterly, and believes that a corresponding change affecting the Preferred Shares and Preferred CD Shares would be beneficial to the holders of the Preferred Shares and the Preferred CD Shares in that it would provide more frequent distributions to holders of the Preferred Shares and Preferred CD Shares and would more closely align the timing of the Company's payment of dividends on the Preferred Shares and Preferred CD Shares with those of other similar investments.

  Although this Proposed Amendment would change the frequency of the dividend payments on the Preferred Shares and Preferred CD Shares, it would not change the amount of annual cash dividends to which the holders of the Preferred Shares and the holders of the Preferred CD Shares are entitled under the Operating Agreement. The Proposed Amendment would not affect any of the other terms and conditions of the Preferred Shares and the Preferred CD Shares, or any of the other rights that the holders of those shares currently have.

  If the Proposed Amendment is approved, the Company will announce the change and the quarterly distributions will commence in or around November 1997 for the quarter ending September 30, 1997, and will thereafter be paid in or around each February, May, August, and November of each year.

  The following information on the beneficial ownership of principal shareholders is required to be in any Consent Solicitation Statement by the rules of the Securities and Exchange Commission.

               PRINCIPAL SHAREHOLDERS

  To the Company's knowledge, no person or group of persons is the beneficial owner of more than five percent of the Preferred Shares or the Preferred CD Shares. In addition, no director or executive officer is the beneficial owner of Preferred Shares or Preferred CD Shares.

  The following table sets forth certain information regarding the beneficial ownership of the Company's Growth Shares and Term Growth Shares as of June 30, 1997, of (i) each director, (ii) all persons known by the Company to be beneficial owners of more than 5% of its Growth Shares and Term
Growth Shares, and (iii) all the executive officers and directors of the Company as a group. With respect to shares subject to options, only those shares subject to options which are immediately exercisable or exercisable within 60 days are listed below. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares beneficially owned.


                                       Growth Shares           Term Growth Shares
                                   ----------------------- -----------------------
                                    Number of  Percent of   Number of  Percent of
  Name                               Shares       Class      Shares       Class
---------------------------------- ----------- ----------- ----------- -----------
Mark K. Joseph (1)                    755,825     6.81            740        37.00
Michael L. Falcone (2)                  2,550       *              -           -
Thomas R. Hobbs                           751       *              -           -
Mary K. Reilly                             -        -              -           -
Gary A. Mentesana                         750       *              -           -
Earl W. Cole, III                          -        -              -           -
Jesse M. Chancellor                        -        -              -           -
Angela A. Barone                           -        -              -           -
Charles C. Baum                         4,000       *              -           -
Robert S. Hillman                         800       *              -           -
William S. Jews                           300       *              -           -
Richard O. Berndt                          -        -              -           -
Carl W. Stearn                         18,752       *              -           -
Two Broadway Associates IV            128,367     1.16          1,250        62.50
    2 World Financial Center,
    South Tower
    New York, New York 10080-6123
All directors and officers as a
 group (13 persons)                   783,728     7.07            740        37.00

*Less than one percent.

(1)  Included in Mr. Joseph's beneficial ownership of Growth Shares are Growth Shares held by certain entities controlled by Mr. Joseph.  Certain limited partners in one such entity are officers of the Company. As a result of their limited partnership interest in that entity, such officers would be entitled to receive the following allocation of shares:

Michael L. Falcone                        44,861 shares
Thomas R. Hobbs                           31,819 shares
Gary A. Mentesana                         11,758 shares
Earl W. Cole, III                          9,618 shares

     The Term Growth Shares herein are held by SCA Associates 86-II Limited
Partnership (365 shares) and SCA Realty I, Inc. (375 shares) which are controlled by Mr. Joseph.

(2) Includes 1,800 Growth Shares which are indirectly held through a family foundation.





                BALLOT

        MUNICIPAL MORTGAGE AND EQUITY, L.L.C.

 THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PREFERRED SHARES

  Revoking all prior ballots, the undersigned, a holder of Series I or Series II Preferred Shares, in an amount stated below, of Municipal
  Mortgage and Equity, L.L.C. (the "Company"), hereby

         __   Consents
         __   Does Not Consent
         __   Abstains From Consenting

  to amend the Company's Amended and Restated Certificate of Formation and Operating Agreement to provide for the payment of dividends on the Preferred Shares on a quarterly basis rather than on a semiannual basis as provided for currently.

  THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE COUNTED AS
  DIRECTED.  IF NO DIRECTION IS INDICATED, THIS BALLOT WILL BE
  DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENT OF
  THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
  FORMATION AND OPERATING AGREEMENT TO PROVIDE FOR THE
  PAYMENT OF DIVIDENDS TO THE HOLDERS OF SERIES I AND SERIES II
  PREFERRED SHARES ON A QUARTERLY BASIS.

Please sign exactly as your name appears on your share certificate(s).

Signature(s)__________________________
Date        __________________________
Phone No.   __________________________

When the shares are held by more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the Ballot should be signed by a duly authorized officer or representative of such corporation or other entity.

        PLEASE EXECUTE THE BALLOT AND RETURN
      IT PROMPTLY USING THE ENCLOSED ENVELOPE.


                     BALLOT


        MUNICIPAL MORTGAGE AND EQUITY, L.L.C.

 THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PREFERRED CAPITAL DISTRIBUTION SHARES

  Revoking all prior ballots, the undersigned, a holder of Series I or Series II Preferred Capital Distribution Shares, in an amount stated below, of Municipal Mortgage and Equity, L.L.C. (the "Company"), hereby

          __  Consents
          __  Does Not Consent
          __  Abstains From Consenting

  to amend the Company's Amended and Restated Certificate of Formation and Operating Agreement to provide for the payment of dividends on the Preferred Capital Distribution Shares on a quarterly basis rather than on a semiannual basis as provided for currently.

  THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE COUNTED AS
  DIRECTED.  IF NO DIRECTION IS INDICATED, THIS BALLOT WILL BE
  DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENT OF
  THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
  FORMATION AND OPERATING AGREEMENT TO PROVIDE FOR THE
  PAYMENT OF DIVIDENDS TO THE HOLDERS OF SERIES I AND SERIES II
  PREFERRED CAPITAL DISTRIBUTION SHARES ON A QUARTERLY BASIS.

Please sign exactly as your name appears on your share certificate(s).

Signature(s)______________________________
Date        ______________________________
Phone No.   ______________________________

When the shares are held by more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the Ballot should be signed by a duly authorized officer or representative of such corporation or other entity.

        PLEASE EXECUTE THE BALLOT AND RETURN
      IT PROMPTLY USING THE ENCLOSED ENVELOPE.

   AMENDMENT AND CERTIFICATE OF AMENDMENT OF THE
      AMENDED AND RESTATED CERTIFICATE OF
          FORMATION AND OPERATING AGREEMENT

                         OF

        MUNICIPAL MORTGAGE AND EQUITY, L.L.C.

       (a Delaware limited liability company)

The Amended and Restated Certificate of Formation and Operating
Agreement (the "Agreement") of Municipal Mortgage and Equity, L.L.C., a
Delaware limited liability company (the "Company"), dated as of August 1,
1996, is hereby amended as and to the extent set forth in this Amendment and
Certificate of Amendment of the Amended and Restated Certificate of
Formation and Operating Agreement, dated as of [           ], 1997 (the
"Amendment"), and the Agreement is hereby amended as and to the extent set forth in this Amendment, all as of the date of the filing of this Amendment with the office of the Delaware Secretary of State, and all pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act"),
including without limitation Section 18-202 of the Act:

FIRST:       The name of the limited liability company (the
             "Company") is Municipal Mortgage and Equity, L.L.C.

SECOND: The instrument is executed by the Company's Chairman of the Board, Chief Executive Officer and Chief Financial
             Officer pursuant to power of attorney granted under
             Section 11.1 of the Agreement (the "Power of Attorney") and pursuant to Section 18-204 of the Act.

THIRD:       The Amended and Restated Certificate of Formation and
             Operating Agreement of the Company is hereby amended as follows:

                     WITNESSETH:

        WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its Members for distributions of cash flow to be made to the holders of Preferred Shares and the holders of Preferred Capital Distribution Shares on a quarterly, rather than a semiannual, basis; and

        WHEREAS, the Agreement as currently in effect calls for such distributions to be made to such holders on a semiannual basis, and the Board of Directors has theretofore determined to recommend to such holders that they approve this Amendment to effect the change in distributions to a quarterly basis (the "Proposed Change"); and

        WHEREAS, the Board of Directors has arranged for a solicitation of Consents of such holders to approve the Proposed Change as implemented
by this Amendment, and the holders of [    ]% in interest of the total issued
and outstanding Preferred Shares have approved this Amendment and the
holders of [   ]% in interest of the total issued and outstanding Preferred
Capital Distribution Shares have approved this Amendment; and

        WHEREAS, Section 6.2(d) of the Agreement provides that any change, such as the Proposed Change, which alters the rights of Preferred
Shareholders to distributions under Article 5 of the Agreement must be approved by a vote or Consent of more than 50% in interest of the total issued and outstanding Preferred Shares, voting as a single class, and an approval in excess of such required minimum has been obtained; and

        WHEREAS, Section 6.2(d) of the Agreement provides that any change, such as the Proposed Change, which alters the rights of Preferred
Capital Distribution Shareholders to distributions under Article 5 of the Agreement must be approved by a vote or Consent of more than 50% in interest of the total issued and outstanding Preferred Capital Distribution
Shares, voting as a single class, and an approval in excess of such required minimum has been obtained;

                     AGREEMENTS:

        NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows (and, in the following text, amendments to the text of the Agreement are shown in italics);

Section 1.   Section 1.32 of the Agreement is amended to read as follows:

             "Dividend Payment Date" means with respect to the close of each quarter, the date set by the Board of Directors for quarterly payment of dividends.

Section 2.   Section 5.1(b)(ii) of the Agreement is amended to read as follows:

             (ii) with respect to each subsequent Dividend Payment
             Date, a preferential quarterly distribution equal in aggregate amount to the Preferred Shares Allocable
             Series I Portfolio Cash Flow generated by the Company in the applicable three month period.

Section 3.   Section 5.1(c)(ii) of the Agreement is amended to read as follows:

             (ii) with respect to each subsequent Dividend Payment
             Date, a preferential quarterly distribution equal in aggregate amount to the Preferred Shares Allocable
             Series II Portfolio Cash Flow generated by the Company in the applicable three month period.

Section 4.   Section 5.1(d)(ii) of the Agreement is amended to read as follows:

             (ii) with respect to each subsequent Dividend Payment
             Date, a preferential quarterly distribution equal in aggregate amount to the Preferred Capital Distribution
             Shares Allocable Series I Portfolio Cash Flow generated by the Company in the applicable three month period
             (excluding Special Future Distributions described in
             Section 5.1(a)(ii) of this Agreement).

Section 5.   Section 5.1(e)(ii) of the Agreement is amended to read as follows:

             (ii) with respect to each subsequent Dividend Payment
             Date, a preferential quarterly distribution equal in aggregate amount to the Preferred Capital Distribution
             Shares Allocable Series II Portfolio Cash Flow generated by the Company in the applicable three month period
             (excluding Special Future Distributions described in
             Section 5.1(a)(ii) of this Agreement).

Section 6. Except as otherwise provided in this Amendment, the Agreement as currently in effect immediately prior to the date hereof remains in full force and effect. Capitalized terms used but not defined in this Amendment have the meanings set forth therefore in the Agreement.

IN WITNESS WHEREOF, the undersigned, being an authorized party to execute this instrument within the meaning of Section 18-204 of the Act and pursuant to the Power of Attorney, has executed and delivered this
instrument as of [            ], 1997.


Municipal Mortgage and Equity, L.L.C.


By:_______________________________
   Mark K. Joseph, Chairman of the Board, Chief Executive Officer
     and Chief Financial Officer
     by Power of Attorney


